EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-134360, 333-174521, 333-189913, 333- 204391, 333-218153, and 333-231939 on Form S-8 of Unity Bancorp, Inc. and Subsidiaries of our report dated March 25, 2021, relating to the consolidated financial statements of Unity Bancorp, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Unity Bancorp, Inc. and Subsidiaries for the year ended December 31, 2020.

/s/ RSM US LLP

New York, New York

March 25, 2021